UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

QUALITY SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

AHMED D. HUSSEIN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JUNE 27, 2012

AHMED D. HUSSEIN

___________________, 2012

Dear Fellow Shareholder:

Ahmed D. Hussein is the beneficial owner of an aggregate of 9,333,700 shares of common stock, par value $.01 per share, of Quality Systems, Inc., a California corporation (“QSII” or the “Company”), representing approximately 15.7% of the shares of common stock outstanding.  For the reasons set forth in the attached Proxy Statement, Mr. Hussein does not believe the Board of Directors of the Company (the “Board”) is acting in the best interests of its shareholders.  Mr. Hussein is therefore seeking your support at the annual meeting of shareholders scheduled to be held at the Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612 on August 16, 2012 at 1:00 p.m., local time, including any adjournment or postponement thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), for the following:

1.	To elect Mr. Hussein’s seven (7) nominees (the “Nominees”) to the Board in opposition to the Company’s director nominees;

2.	To hold an advisory vote on the Company’s executive compensation for its named executive officers;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending March 31, 2013; and

4.	To transact such other business that may properly come before the Annual Meeting.

The Board is currently composed of nine (9) directors whose terms expire at the Annual Meeting.  The Company has nominated eight (8) directors for election at the Annual Meeting.  Mr. Hussein is seeking seven (7) seats on the Board to ensure that the Company is run in the interests, and for the benefit, of all shareholders, the true owners of the Company.  If elected, the Nominees will represent a majority of the members of the Board.

The enclosed Proxy Statement is soliciting proxies to elect only Mr. Hussein’s Nominees.  Accordingly, the enclosed GOLD proxy card may only be voted for Mr. Hussein’s Nominees and does not confer voting power with respect to any of the Company’s director nominees.  Shareholders who return the GOLD proxy card will only be able to vote for Mr. Hussein’s seven (7) Nominees.  See “Voting and Proxy Procedures” on page 17 for additional information.  You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company.  Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.  Mr. Hussein intends to vote all of his shares of the Company in favor of the Nominees.

Mr. Hussein urges you to carefully consider the information contained in the attached Proxy Statement and then support his efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the shareholders on or about __________, 2012.

If you have already voted for the management slate on the White card, you have every right to change your vote by signing, dating and returning a later dated GOLD proxy.  Please vote each and every GOLD proxy card you receive.

If you have any questions or require any assistance with your vote, please contact Phoenix Advisory Partners, which is assisting Mr. Hussein, at their address and toll-free numbers listed below.

Thank you for your support,

Ahmed D. Hussein

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Mr. Hussein’s proxy materials,
please contact Phoenix Advisory Partners at the phone numbers or email listed below.

Phoenix Advisory Partners
110 Wall Street, 27th floor
New York, NY 10005
Shareholders call toll-free: (800) 581-4729
Banks and Brokers call collect:  (212) 493-3910

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JUNE 27, 2012

ANNUAL MEETING OF SHAREHOLDERS
OF
QUALITY SYSTEMS, INC.
_________________________

PROXY STATEMENT
OF
AHMED D. HUSSEIN
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD  PROXY CARD TODAY

Ahmed D. Hussein is a significant shareholder of Quality Systems, Inc., a California corporation (“QSII” or the “Company”).  Mr. Hussein does not believe that the Board of Directors of the Company (the “Board”) is acting in the best interests of the Company’s shareholders.  He is seeking your support for the election of his director nominees to the Board at the annual meeting of shareholders scheduled to be held at the Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612, on August 16, 2012 at 1:00 p.m., local time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), for the following:

1.
To elect Mr. Hussein’s director nominees, Ahmed D. Hussein, Murray F. Brennan, M.D., Patrick B. Cline, Thomas R. DiBenedetto, Ian A. Gordon, Lieutenant General (Ret) John M. McDuffie, and John J. Mueller (each a “Nominee” and, collectively, the “Nominees”), to serve as directors of the Company until the 2013 annual meeting of shareholders or until their successors are elected and qualified, in opposition to the Company’s director nominees;

2.	To hold an advisory vote on the Company’s executive compensation for its named executive officers (the “Say on Pay Proposal”);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending March 31, 2013; and

4.	To transact any other business that may properly come before the Annual Meeting.

This Proxy Statement is soliciting proxies to elect only Mr. Hussein’s Nominees.  Accordingly, the enclosed GOLD proxy card may only be voted for Mr. Hussein’s Nominees and does not confer voting power with respect to any of the Company’s director nominees.  Shareholders who return the GOLD proxy card will only be able to vote for Mr. Hussein’s seven (7) Nominees.  See “Voting and Proxy Procedures” on page 17 for additional information.  You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company.  Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

QSII has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as June 18, 2012 (the “Record Date”).  The mailing address of the principal executive offices of QSII is 18191 Von Karman Avenue, Suite 700, Irvine, California 92612.  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to QSII, as of the Record Date, there were 59,342,817 shares of common stock, par value $.01 per share (the “Shares”) outstanding and entitled to vote at the Annual Meeting.  As of the Record Date, Mr. Hussein is the beneficial owner of 9,333,700 Shares, which represents approximately 15.7% of the Shares outstanding.  Mr. Hussein intends to vote such Shares FOR the election of the Nominees, FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as described herein, and in a manner consistent with the recommendation of Institutional Shareholder Services Inc. (“ISS”), a leading proxy advisory firm, with respect to the advisory vote on executive compensation, as described herein.

THIS SOLICITATION IS BEING MADE BY AHMED D. HUSSEIN AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF QSII.  MR. HUSSEIN IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH MR. HUSSEIN IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS A PROXY IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

MR. HUSSEIN URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF MR. HUSSEIN’S NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE FOR EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting

This Proxy Statement and GOLD proxy card are available at
______________________

IMPORTANT

Your vote is important, no matter how few Shares you own.  Mr. Hussein urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of his Nominees.

•
If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Mr. Hussein c/o Phoenix Advisory Partners in the enclosed postage-paid envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, Mr. Hussein urges you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the Company's director nominees, it will revoke any proxy card you may have previously sent to Mr. Hussein.  Remember, you can vote for Mr. Hussein’s Nominees only on Mr. Hussein’s GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

Phoenix Advisory Partners
110 Wall Street, 27th floor
New York, NY 10005
Shareholders call toll-free: (800) 581-4729
Banks and Brokers call collect:  (212) 493-3910

BACKGROUND TO THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•	Ahmed Hussein has been a shareholder of the Company since its initial public offering (“IPO”) in 1982.

•
In 1997, the Company adopted a poison pill that was triggered if a person acquired more than 10% of the Company’s outstanding Shares without the prior approval of the Board. Since Mr. Hussein owned approximately 20% of the Company at this time, he could have, but did not use his ownership to cumulate votes in order to obtain representation on the Board.  During this time, the Company was also in dispute with several of its shareholders.  Mr. Hussein was not a party to any of these disputes nor did Mr. Hussein approach the Company to implement better corporate governance practices.

•
In 1999, the Chairman of the Board, Sheldon Razin, requested Mr. Hussein's support in connection with the Company’s ongoing disputes with its shareholders.  This led to a memorandum of understanding between Mr. Hussein and the Company.  Under this memorandum of understanding: (i) the Company agreed to repeal its existing poison pill; (ii) the Company agreed to establish an independent Board to oversee the Company; (iii) the Company agreed to adopt state-of-the-art corporate governance provisions; and (iv) Mr. Razin agreed to resign as CEO as soon as a replacement was found.

•
In March 2000, the Board unanimously approved the immediate termination of Mr. Razin's employment with the Company and appointed Patrick Cline as interim CEO, until a new CEO was hired in July 2000.  The reason for Mr. Razin’s employment termination at this time, as well as an analysis of the Company’s performance and its corporate governance after its IPO in 1982 to 2000 is outlined in Mr. Hussein's proxy statement of 2005.

•
In 2005, Mr. Hussein sought to elect three (3) nominees to the Board due to his belief that Mr. Razin was asserting a controlling influence over the Board, beginning in August 2002, resulting in poor corporate governance practices.  In particular, Mr. Hussein described a special meeting of the independent directors of the Company scheduled on June 2, 2004, in which the directors resolved unanimously to replace the Company’s outside counsel and hire an independent attorney to investigate the minutes of the Board and the recommendation on compensation to the Board by its outside counsel. On June 10, 2004, the Board met and resolved by a vote of 6 to 1 (with Mr. Razin dissenting), to adopt the above-referenced resolution adopted by the independent directors.  Although an independent counsel was engaged by the independent directors, the Company’s management failed to abide by that Board resolution, by refusing to pay the retainer for the independent counsel.  Mr. Hussein also described certain actions taken by the Board after five new independent directors were elected to the Board in September 2004.  At its first Board meeting as a newly constituted Board, the Board appointed the same outside counsel (which had previously been removed by the outgoing Board) as corporate counsel.  At a Board meeting in October 2004, four new independent directors joined with Mr. Razin to approve compensation for themselves, which was more than tenfold compared to that received by the outgoing Board. At the same Board meeting, the Board declared Mr. Razin an independent director.

•
In August 2006, after being approached by the Company, Mr. Hussein entered into a settlement agreement with the Company (the “Settlement Agreement”) pursuant to which the Company agreed to nominate Mr. Hussein’s nominees for election to the Board at the 2006 annual meeting of shareholders and the 2007 annual meeting of shareholders (together, the “2006/2007 Annual Meetings”) and Mr. Hussein, among other things, agreed to refrain from submitting any shareholder proposal or director nominations at the 2006/2007 Annual Meetings and to terminate his then-pending litigation concerning the election of directors at the 2005 annual meeting of shareholders. Mr. Hussein entered into the Settlement Agreement with the understanding that the Company would retain a new corporate counsel, keep accurate Board and committee minutes, and balance the standing independent director committees of the Board, such that they would not be controlled by Mr. Razin.  Mr. Hussein also expected that Mr. Razin would conduct himself in a manner consistent with the status of an independent director.  While the Company retained new corporate counsel (temporarily), Mr. Razin continued to invite the Company’s prior corporate counsel to attend the Board meetings.  When the new corporate counsel resigned shortly after it was retained, Mr. Razin recommended that the Company retain its prior counsel.  Mr. Hussein expressed his strong objections to the reappointment of the Company’s prior counsel, as he believed it violated the terms of the Settlement Agreement.  Mr. Hussein’s objections were ignored.

•
In 2008, Mr. Hussein delivered a letter to QSII announcing his intention to nominate six (6) nominees for election to the Board and subsequently filed a proxy statement with the SEC in which he cited continued poor corporate governance practices of the Company and Mr. Razin’s failure to abide by the terms of the Settlement Agreement.  Mr. Hussein argued that the Board minutes continued to be inaccurate, incomplete, and misleading, and that Mr. Razin continued to control the agenda of the Board and the preparation of the minutes, which was not consistent with his status as an independent director.  At the 2008 annual meeting of shareholders, Mr. Hussein and Dr. Brennan were elected to the Board as a result of Mr. Hussein’s solicitation.

•
On November 10, 2011, Mr. Hussein filed an amendment to his Schedule 13D stating that he was deeply troubled by the deterioration in corporate governance at the Company under the control of Mr. Razin.  Mr. Hussein expressed his concern that the state of corporate governance was having a detrimental effect on the Company’s operations because the Board was failing to perform its main function of exercising meaningful supervision over management and the Company.  Mr. Hussein stated that he considered resigning from the Board, but that such action would be an abdication of his commitment to the shareholders who have voted for him and would adversely affect his ability to safeguard the significant personal investment he has made in the Company.

•	On June 15, 2012, Mr. Hussein delivered a notice to the Company of his intention to nominate the Nominees to the Board at the Annual Meeting.

•	On June 18, 2012, Mr. Hussein issued a press release announcing his intention to nominate the Nominees to the Board at the Annual Meeting.

REASONS FOR THIS SOLICITATION

Mr. Hussein is soliciting your support to elect his Nominees at the Annual Meeting.  Mr. Hussein, the second largest shareholder of the Company and a current independent Board member, has nominated seven highly-qualified director nominees, including Dr. Murray Brennan, another current independent Board member, and Patrick Cline, the Company’s former President, Chief Strategy Officer and director.  Patrick Cline and his team were the architects of the growth of the Company.  Mr. Cline resigned from the Board and as the Company’s President and Chief Strategy Officer, effective December 1, 2011.   Mr. Hussein’s Nominees are, with the exception of Mr. Cline, undisputedly independent and will answer to all shareholders.  The Nominees will bring substantial strategic, operational, financial and investment experience to the Board and will work with management to address the challenges facing the Company to achieve the Company’s potential.

Mr. Hussein is deeply concerned that the Company’s performance is being negatively impacted by the Company’s poor corporate governance practices under the undue influence and control of the Company’s current Chairman of the Board, Sheldon Razin.

On numerous previous occasions, the latest being on November 11, 2011, Mr. Hussein has publicly disclosed his concerns about the structure of the Board and its poor corporate governance under the influence and control of the Company’s Chairman of the Board, Sheldon Razin.  Although Mr. Razin claims to be an independent director, Mr. Hussein has stated repeatedly to the Company, directly and through his counsel, and in public filings, that Mr. Razin exercises inappropriate executive power typically exercised by a chief executive officer and has controlled the nomination process for directors such that the Board lacks truly independent oversight of the Company.  As a current independent director on the Board, Mr. Hussein is deeply troubled that Mr. Razin often presents significant corporate actions for approval by the Board, with resolutions and underlying documentation drafted, without any prior notice or discussion of the action.  Such corporate actions then get inevitably approved by a majority of the Board.

Consider the following Board actions:

•
In September 2009, with only two days advance notice, a Board meeting was scheduled to discuss the creation of a new Chief Operating Officer (COO) position and the appointment of Philip Kaplan to the position.  Mr. Kaplan was, until the time of his appointment, serving as an independent director and the Chairman of the Nominating Committee.  Included in the Board materials for the meeting was a proposed employment contract for Mr. Kaplan.  At the Board meeting, the full Board learned that Mr. Kaplan had resigned from the Board and a new agenda item was proposed to approve the appointment of Craig Barbarosh as a new director to fill the vacancy left by Mr. Kaplan’s resignation.  Mr. Hussein strongly objected to both appointments, expressing the following concerns:

o
Who determined Mr. Kaplan was the best choice for the new COO position and authorized the Company’s corporate counsel to draft an employment agreement without first convening a meeting of the full Board to discuss his employment and the potential conflict of interest (since he was an independent director and the Chairman of the Nominating Committee)?

o	Who determined the terms of and negotiated Mr. Kaplan’s employment agreement when the full Board had not even met to discuss Mr. Kaplan’s employment?

o	What made Mr. Kaplan so confident that he would be appointed to the new COO position that he resigned from the Board before the issue of his employment was ever discussed by the full Board?

Mr. Hussein strongly objected to Mr. Barbarosh’s appointment as a new independent director because he was not given adequate notice to determine his qualifications and independence.  Mr. Hussein’s objections were not addressed, despite repeated letters to the Company’s counsel by Mr. Hussein’s attorney.  Mr. Hussein also requested, on numerous occasions, to inspect the minutes of the committees of the Board, particularly with respect to the foregoing appointments.  In each instance, Mr. Hussein has either been ignored or denied by counsel to the Company.

•
At a Board meeting held on May 26, 2010, Mr. Razin introduced a new agenda item not previously distributed to the Board, to create a new standing committee comprised of all independent directors including Mr. Hussein and Dr. Brennan, called the Independent Directors Compensation and Executive Personnel Committee.  Mr. Razin indicated that the purpose of the new committee was to resolve any impasse among the members of the standing compensation committee of the Board, which at the time consisted of three directors.  It was unclear to Mr. Hussein why the new committee was necessary, since the standing compensation committee was comprised of three directors and, in the event of a deadlock, the compensation committee’s charter defaulted to the vote of the standing independent directors committee.  Despite Mr. Hussein’s objections, the creation of the new committee was approved by a majority of the Board.  Thereafter, Mr. Hussein and Dr. Brennan asked Mr. Razin whether there was any further material action to be taken by the Board.  Mr. Razin informed them, in the presence of other Board members and the Company’s corporate counsel, that no further material action would be taken that day. What Mr. Razin failed to disclose, however, was that a day earlier, Mr. Razin met with three directors at the Company’s headquarters, with outside counsel and an employment consultant to discuss the termination of Mr. Kaplan as the Company’s Chief Operating Officer.  Mr. Hussein questions how a non-executive Chairman can organize a meeting of half the Board and retain counsel and consultants to advise on a significant corporate action, without prior discussion and approval by the full Board.  Mr. Hussein thereafter learned that a meeting of the new committee was convened by Mr. Razin shortly after Mr. Hussein and Dr. Brennan departed from the Board meeting.  The new committee’s charter allowed Mr. Razin to call the committee to order at any time and also granted the committee the power to address “personnel and employment matters concerning the Company’s executive officers,” as the Company states in its 2010 proxy statement.  At the new committee meeting, the item to be acted upon was the proposed termination of Philip Kaplan.  At no point was Mr. Hussein or Dr. Brennan informed of the proposed termination of Mr. Kaplan during the originally scheduled Board meeting or that a meeting was held at the Company’s offices a day earlier to discuss his termination.  In fact, neither was the Company’s CEO, Steven T. Plochocki.  Shouldn’t a company’s CEO and the full Board be consulted before the Company’s COO is terminated?  Without the input of Mr. Hussein, Dr. Brennan and Mr. Plochocki, the new committee agreed that Mr. Kaplan should resign from his position at the Company.  Shortly thereafter, Mr. Kaplan resigned from the Company.  Mr. Hussein has the following concerns:

o
How could a new standing committee be created with more power than any other standing committee (e.g., with the power to terminate a senior management position) and then not have a requirement that all directors appointed to the committee be given proper notice before a meeting is convened?

o
How could Mr. Razin inform Mr. Hussein and Dr. Brennan, in the presence of other directors and the Company’s outside corporate counsel, that there would be no further material action taken that day and then shortly thereafter be allowed, with no protest from the other directors or the Company’s outside corporate counsel, to convene a meeting of the new committee and vote on the termination of the Company’s COO?

o
The new committee ceased to exist after this one meeting.  Was this committee formed solely to allow the Chairman of the Board and certain other directors the ability to terminate a senior member of management without full Board discussion?

o
What message does this send to the Company’s senior management if a new committee can be created to terminate an employee without input from the Company’s CEO or all independent directors? Job security is high in the minds of senior management at any company.

•
Also in May 2010, Joseph Davis, a former independent director of the Company, brought to the Board’s attention the fact that Mr. Razin had, for the past seven years, signed forms certifying that he was a full-time employee of the Company in order to obtain coverage for himself and his wife under the Company’s health insurance plan.  Mr. Davis also brought to the attention of the Board certain allegations that Mr. Razin was using corporate funds for his personal benefit, without prior Board approval.  Mr. Davis introduced a Board resolution that was an agenda item for the meeting, which Mr. Hussein seconded, authorizing the Company to hire an independent third party to investigate the issue of Mr. Razin’s independence and the allegations made against him with respect to the misuse of corporate funds.  This resolution was voted down without any material discussion by a majority of the Board, including Mr. Razin who did not abstain from the vote despite his conflict of interest.  The directors who voted against the resolution (each of whom had been nominated for election to the Board by Mr. Razin), argued that such an investigation would be a waste of corporate funds.  In response, Mr. Hussein offered to use his personal funds to pay for the expense of the investigation, but a majority of the Board still rejected the resolution.  Thereafter, a majority of the Board (including Mr. Razin) voted to omit the text of Mr. Davis’ resolution and the vote from the minutes of the Board meeting and the resolution and vote were excluded from the minutes.  Mr. Hussein is deeply troubled that Mr. Razin was allowed to vote on a resolution involving an investigation of his own independence and certain allegations made against him.  If Mr. Razin had abstained from voting, the independent directors would have been deadlocked, with three directors supporting an investigation and three directors who had been nominated by Mr. Razin voting against the investigation.  Subsequently, Mr. Davis was not nominated for re-election to the Board at the next annual meeting of shareholders.  Mr. Hussein believes that a majority of the Board have subverted the accuracy of the record of Board meetings and failed in their duties to properly investigate serious allegations made in good faith by independent directors.  Putting Mr. Razin’s questionable behavior aside, by Mr. Razin’s own admission, he considered himself to be a full-time employee, yet continued to serve as the “independent” Chairman of the Board. As required under the Company’s amended and restated bylaws (the “Bylaws”), the Company deserves a non-executive lead independent director to ensure that management and insiders are held accountable to all shareholders.

•
Mr. Hussein is deeply troubled by the lack of any material discussion by the Board regarding the allegations made against Mr. Razin in May 2010.  Mr. Hussein is moreover troubled that for seven years it went unnoticed that Mr. Razin was signing his name as an employee of the Company. In response to the discovery that Mr. Razin had been certifying that he was a full-time employee of the Company in order to obtain coverage for himself and his wife under the Company’s health insurance plan, Mr. Razin reimbursed the Company $75,000, which represented the aggregate amount of health insurance premiums paid by the Company on Mr. Razin’s behalf.  Subsequently, Mr. Razin proposed that the Company become self-insured as to health care coverage up to stop-loss limits.  Thereafter, Mr. Razin instructed the Company’s counsel to prepare a resolution authorizing the extension of health care expense coverage by the Company to Mr. Razin and his spouse.  Mr. Hussein questions how a non-executive Chairman is able to instruct the Company’s counsel to prepare documentation for his own personal benefit without first discussing the matter with the full Board.  Moreover, in connection with Mr. Razin’s resignation as CEO of the Company in 2000, the then directors agreed to approve certain severance benefits that Mr. Razin requested, including three additional years of health care coverage.  But now, 12 years later, approving additional benefits to Mr. Razin is an unprecedented action by any board of a public company.

The incidents described above are merely illustrations of the pattern of control that Mr. Razin exercises over management and the Board, resulting in poor corporate governance practices.   Mr. Hussein is concerned that given Mr. Razin’s control over the Board, the Company’s financial results are adversely affected by the Board's failure to perform its main function of exercising meaningful oversight over the Company.  In particular, Mr. Hussein is concerned that the current Board is failing to properly oversee the development and execution by senior management of a proposed strategic direction and resulting business plan for the Company and evaluating the reasonableness of the assumptions underlying the budget.  Mr. Hussein strongly believes that change is needed at the Board level.

Mr. Hussein is concerned that the lack of good corporate governance and the Board’s failure to examine crucial issues facing the Company is affecting the Company’s financial performance.

The Company’s proxy statement is asking shareholders to support the Company’s slate of nominees, detailing the financial performance of the Company and expecting that financial performance to continue if the shareholders elect the Company’s nominees. However, the stock market represents the collective judgment of all market participants.  For the trailing twelve months, the Company’s price-earnings-ratio has been significantly lower than its industry peers.  Over the same period, shareholders have suffered an approximately 40% decline in the Company’s stock price from a close of $41.74 on June 27, 2011 to a close of $24.72 on June 27, 2012.  Clearly, with a 40% drop in the Company’s stock price over the past twelve months, the market is telling shareholders that the market is not accepting the Company’s claim.

Market participants understand that the largest market drive now is consolidation and hospitals are buying physicians’ offices at a rapid pace and as such they are looking for combined inpatient-outpatient solution currently offered by some of QSII’s competitors.  Mr. Hussein is concerned that the Board, under the control of Mr. Razin, is failing in its duty to address this crucial issue, among others.  For example, NextGen is currently separated into four separate divisions at a time when the Company’s competitors are consolidating solutions and services.  The incumbent Board, without any material debate, decided to accept Mr. Razin’s recommendation to block NextGen’s experienced sales team from selling into the Company’s inpatient space.  Inpatient revenues should now be at least double but are being sold by a five person sales team, instead of utilizing NextGen’s more than 70 sales representatives.

Mr. Hussein believes his Nominees will be better equipped to work with management to consolidate the Company’s inpatient-outpatient solutions, consider capital raising strategies to fund accretive and strategic acquisitions, and expand the Company’s international footprint through strategic partnerships.  Mr. Hussein, in this proxy contest, is giving shareholders a definite choice between a Board under the leadership of Mr. Razin and a truly independent and distinguished Board that can face the challenges ahead to help the Company achieve its potential.

The Nominees have a strategic plan to maximize shareholder value.

Mr. Hussein believes a reconstituted Board with a majority of truly independent, highly-qualified and experienced directors, focused on reviewing all strategic options is the best way to create value going forward.  If elected, the Nominees will exercise their independent judgment in accordance with the fiduciary duties imposed by law in all matters that come before the Board and will act in your best interests to maximize shareholder value, including to:

•
Support the Company’s new cloud-based architecture and integrated inpatient/ambulatory products and oversee the integration of the Company’s ambulatory business unit with its inpatient unit to better serve an increasingly integrated market and improve efficiency;

•
Institute shareholder friendly corporate governance reforms to ensure transparency and accountability to all shareholders, including to reform the nomination process for directors and elect a truly independent Chairman of the Board;

•	Enhance (but not replace) the management team with committed and talented managers and executives to reduce execution risk;

•	Improve margins through prudent capital allocations and cost controls, while still investing in appropriate areas of technology, product development, marketing and customer service;

•	Expand the Company’s focus on recurring revenue, including growth in consulting, revenue cycle management (RCM), and software-as-a-service models;

•	Explore larger, accretive and strategic acquisitions; and

•	Expand the Company’s international footprint through strategic partnerships and retention of global marketing and delivery teams.

Mr. Hussein believes that a newly constituted Board comprised of a majority of truly independent and highly qualified directors will provide the necessary oversight of the Company to excel in competing with other companies in its field.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of nine (9) directors whose terms expire at the Annual Meeting.  The Company has nominated eight (8) directors for election at the Annual Meeting.  For the reasons stated above, Mr. Hussein is seeking your support at the Annual Meeting to elect the Nominees in opposition to the Company’s director nominees.  Your vote to elect the Nominees will have the legal effect of replacing seven (7) directors of the Company with the Nominees.  If elected, the Nominees will represent a majority of the members of the Board.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.  This information has been furnished to Mr. Hussein by the Nominees.  With the exception of Mr. Hussein, who is a citizen of both Egypt and the United States of America, and Ian A. Gordon who is a citizen of the United Kingdom, the Nominees are citizens of the United States of America.

Murray F. Brennan, M.D.(Age 72) has served as a director of the Company since 2008. Dr. Brennan is Emeritus Chairman of the Memorial Sloan-Kettering Cancer Center’s Department of Surgery and previously served as its Chairman from 1985 to 2007. Dr. Brennan served as director of the American Board of Surgery, Chairman of the American College of Surgeons Commission on Cancer, President of the Society of Surgical Oncology, President of the American Surgical Association, and Vice President of the American College of Surgeons. Dr. Brennan is currently a member of the Institute of Medicine of the National Academy of Sciences. Dr. Brennan currently serves on the Board of Directors of ZIOPHARM Oncology, Inc. (NASDAQ:ZIOP), a publicly-held biopharmaceutical company engaged in the development and commercialization of a diverse portfolio of cancer drugs to address unmet medical needs. Dr. Brennan also serves on the Board of Directors of the de Beaumont Foundation. Dr. Brennan’s extensive leadership experience and knowledge of the Company make him an ideal candidate for re-election to the Board.  Dr. Brennan’s principal business address is 1275 York Avenue, New York, NY 10065.

Patrick B. Cline (Age 51) is currently retired. From November 2009 until December 2011, Mr. Cline served as the President and Chief Strategy Officer of the Company. Mr. Cline was a co-founder of Clinitec (now NextGen Healthcare), which was acquired by the Company in 1996, and served as its President from its inception in January 1994 until he was appointed President of the Company in November 2009. Mr. Cline also served as a director from 2005 until his retirement and as the Company’s interim Chief Executive Officer from April 2000 to July 2000. Prior to co-founding Clinitec, Mr. Cline served from July 1987 to January 1994 as Vice President of Sales and Marketing with Script Systems, a subsidiary of InfoMed, a healthcare information systems company. Mr. Cline has held senior positions in the healthcare information systems industry since 1981. Mr. Cline’s leadership experience and service to the Company make him an asset to the Board.  Mr. Cline’s principal business address is 2707 York Ct., Southlake, TX 76092.

Thomas R. DiBenedetto (Age 63) has been the President of Boston International Group (“BIG”), an investment management firm, since 1983 and the President of Junction Investors Ltd., an affiliate of BIG and an investment management firm, since 1991. Since 2011, Mr. DiBenedetto has been the President and Chairman of the Board of AS Roma (BIT:ASR.MI), one of the leading global football clubs. Mr. DiBenedetto has been Chairman of the Board of Jefferson Watermann International, a business intelligence and government relations firm, since 1997.  Mr. DiBenedetto also serves as Chairman of Route 2 Digital, Inc., a company that incorporates sports, marketing, new media and technology for digital and video applications, and as a director of Alexander’s, Inc. (NYSE:ALX), a real estate investment trust and affiliate of Vornado Realty, Inc., the largest real estate company in the United States.  Mr. DiBenedetto previously worked as an investment banker with Morgan Stanley & Co., Salomon Brothers, Inc. and Allen & Company, Incorporated.  Mr. DiBenedetto also served on the board of directors of NWH, Inc. and its subsidiary, Electronic Network Systems, Inc., which was one of the original companies in the paperless data management industry for healthcare.  Mr. DiBenedetto is a partner in the Boston Red Sox baseball club.  Mr. DiBenedetto is a member of the Board of Trustees of Trinity College, the Boston Biomedical Research Institute, Inc., Kents Hill School, the Nahant Preservation Trust, and the Ted Williams Museum in Florida. Mr. DiBenedetto received a Bachelor of Arts degree with honors in Economics from Trinity College and a Master of Business Administration from the Wharton School, University of Pennsylvania.  Mr. DiBenedetto’s over 40 years in investment banking, his experience as an investor, and his previous service on several boards make him especially qualified to contribute financial know-how and leadership to the Board.  Mr. DiBenedetto’s principal business address is 151 Tremont Street, #10L, Boston, MA 02111.

Ian A. Gordon (Age 66) is a Chartered Accountant and entrepreneur who has focused on developing residential and commercial real estate and investment properties in the United Kingdom since 2001. From 1981 to 2001, Mr. Gordon served as the CEO and Financial Controller of Atlantic Estates PLC, a property investment and development company focusing on Retail and Commercial projects.  Mr. Gordon operated his own private professional practice specializing in international taxation, financial planning, forensic accounting and corporate and individual matters from 1974 to 1981.  Mr. Gordon received a BSc in economics from the London School of Economics (London University) and was qualified and appointed as a Fellow of The Institute of Chartered Accountants in England and Wales on July 6, 1977, which is the equivalent of being a certified public accountant.  If elected, Mr. Gordon will bring a wealth of taxation and accounting expertise to the Board.  Mr. Gordon’s principal business address is 5 Elm Tree Close, St. Johns Wood, London NW8 9JS, United Kingdom.

Ahmed D. Hussein (Age 71) has served as a director of the Company since 1999. Mr. Hussein is the Chairman of the Board of Directors of National Investment Company, Cairo, Egypt, a company he founded in 1996.  Mr. Hussein held several academic posts with the City College of New York and the American University in Cairo.  Mr. Hussein was the recipient of the Cairo University gold medal and a Fulbright scholarship.  Mr. Hussein served as a Senior Vice President of Dean Witter Reynolds from 1993 to 1996 and, earlier, served as an investment banker with several firms.  Mr. Hussein is a member of the board of trustees of the Six of October University.  Mr. Hussein holds a Bachelors degree in Electrical Engineering from Cairo University, a Masters of Science degree from the American University in Cairo, a Postgraduate degree in Statistics from Cairo University, a Masters of Science degree in Mathematics from the Polytechnic Institute of Brooklyn (New York), and a Doctorate degree in Electrical Engineering from the Polytechnic Institute of Brooklyn (New York).  Mr. Hussein’s extensive knowledge of technology and banking, coupled with his financial and leadership experience enable him to provide valuable executive insights.  Mr. Hussein’s principal business address is 630 Fifth Avenue, Suite 2258, New York, NY 10111.

John “Mike” McDuffie (Age 63), a retired Lieutenant General in the U.S. Army, has been the Vice President of Americas Services, Sales and Business Development covering the United States, Canada, and Latin America of Microsoft Corporation (NASDAQ:MSFT) (“MSFT”) since 2009.  Mr. McDuffie joined MSFT as the Vice President of U.S. Public Sector Services of MSFT in February 2006, a position he maintained until 2009.  From 2004 to 2006, Mr. McDuffie served as the Executive Vice President of Sales, Marketing, & Business Development of Telos Corporation (OTC:TLSRP), an information technology solutions company.   Mr. McDuffie was the President of the Information Systems Group, Anteon International (General Dynamics Information Technology), an information technology solutions company, from 2003 to 2004.  As the Director for Logistics of the Joint Chiefs of Staff from 1998 through 2001, Mr. McDuffie advised on critical logistics, engineering and medical issues and programs impacting the Department of Defense.  While a Lieutenant General, Mr. McDuffie oversaw the Joint Medical Community for the Department of Defense and was deeply involved in Military HealthCare Policy and execution.  Mr. McDuffie currently sits on the boards of directors of Enterworks Corporation, a business solutions company, Global Reach, a non-profit humanitarian organization, and the Association for Enterprise Information, a non-profit defense organization. Mr. McDuffie is an advisor to Our Military Kids, a non-profit humanitarian organization and served on the Hewlett Packard Advisory Board from 2004 through 2006.  Mr. McDuffie holds a M.S. in Logistics Management from the Florida Institute of Technology, and a B.S. in Aerospace Management from the Embry-Riddle Aeronautical University Industrial College of the Armed Forces.  Mr. McDuffie’s extensive leadership and strategy development experience, particularly in the technology field, would be invaluable to the Board.  Mr. McDuffie’s principal business address is 6831 Turnberry Isle Ct., Lakewood Ranch, FL 34202.

John “Jack” Mueller (Age 55) has been an independent business consultant since 2006.  Mr. Mueller has served as a director of Apex CoVantage, a private global process outsourcing concern, since 2008.  From 2007 to 2009, Mr. Mueller was a director and subsequently elected Chairman of the Compensation Committee of Centennial Communications Corporation (NASDAQ:CYCL), a provider of regional wireless and integrated communications services.  From 2007 to 2008, Mr. Mueller was the interim CEO of Connexion Technologies, a communications network company.  From 2006 to 2008, Mr. Mueller was Chairman of the Board and Chairman of the Nominating and Governance Committee of Idearc Inc. (NYSE: IAR), the publisher of Verizon Yellow Pages and Superpages.com, and served as the Chief Executive Officer briefly in 2008.  Mr. Mueller was Chief Executive Officer and President and a director of Valor Communications Group, Inc. (NYSE:VCG), a telecommunications company he took public in 2005, from 2004 to 2006.  He was President and Chief Operating Officer of Valor from 2002 to 2004.  Mr. Mueller’s past board experience also includes a position on the board of directors of the United States Telecom Association, a trade association that represents service providers and suppliers for the telecom industry.  Prior to Valor, Mr. Mueller spent 23 years at Cincinnati Bell Inc., serving in various positions including President, General Manager, and President and Chief Executive Officer of CBD, a Cincinnati Bell subsidiary.  Mr. Mueller has a Bachelor of Science degree in Marketing and Management from Northern Kentucky University and has completed an Executive Education Certification at the University of Cincinnati.  Mr. Mueller’s significant board and operating experience will enable him to provide valuable strategic and managerial insights. Mr. Mueller’s principal business address is 705 Chatham Court, Southlake, TX 76092.

As of the date hereof, Mr. Hussein beneficially owns 9,333,700 Shares.  Dr. Brennan owns 12,500 Shares, which includes 7,500 Shares underlying options.  None of the other Nominees directly owns any Shares.  Each of the Nominees disclaims being a member of a group with each other as a result of Mr. Hussein’s nomination of the Nominees for election to the Board at the Annual Meeting, their efforts to solicit proxies, or otherwise.  For information regarding purchases and sales during the past two years by Mr. Hussein and the other Nominees of securities of the Company, see Schedule I.

Mr. Hussein has entered into a letter agreement with Mr. Cline pursuant to which he agreed to indemnify Mr. Cline from and against claims arising from this solicitation and any related transactions.

Other than as stated herein, there are no arrangements or understandings between any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  None of the Nominees are a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Other than Mr. Cline, each Nominee presently is, and if elected as a director of the Company would be, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002.  No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

Mr. Hussein does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees, to the extent this is not prohibited under the Bylaws and applicable law.  In addition, Mr. Hussein reserves the right to nominate substitute persons if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, Shares represented by the enclosed GOLD proxy card will be voted for such substitute nominees.  Mr. Hussein reserves the right to nominate additional persons, to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Mr. Hussein that any attempt to increase the size of the current Board constitutes an unlawful manipulation of the Company’s corporate machinery.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2

THE COMPANY’S PROPOSAL TO APPROVE THE NON-BINDING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION, OFTEN REFERRED TO AS “SAY ON PAY”

As discussed in further detail in the Company’s proxy statement, the Company is asking shareholders to cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers.  The Company is asking shareholders to vote for the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Company’s proxy statement for its annual meeting of shareholders held on August 16, 2012 (or any adjournments or postponements of the annual meeting) pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the tabular disclosures regarding executive compensation and the accompanying narrative disclosures set forth in the proxy statement.”

According to the Company’s proxy statement, your vote on this proposal is advisory and non-binding.

MR. HUSSEIN MAKES NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTENDS TO VOTE HIS SHARES CONSISTENT WITH THE RECOMMENDATION OF ISS WITH RESPECT TO THIS PROPOSAL.

PROPOSAL NO. 3

COMPANY PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Board has selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013.

MR. HUSSEIN DOES NOT OBJECT TO THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2013 AND INTENDS TO VOTE HIS SHARES “FOR” THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each Share is entitled to one vote.  Shareholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, Mr. Hussein believes that the only outstanding classes of securities of QSII entitled to vote at the Annual Meeting are the Shares.

Shareholders have the right to cumulate their votes in the election of directors.  Cumulative voting means that each shareholder may cumulate his, her or its voting power for the election by distributing a number of votes, determined by multiplying the number of directors to be elected at the Annual Meeting times the number of the shareholder’s Shares.  The shareholder may distribute all of the votes to one individual director nominee, or distribute his, her or its votes among two or more director nominees, as the shareholder chooses.  Unless otherwise instructed, Shares represented by properly executed GOLD proxy cards will be voted cumulatively at the Annual Meeting in favor of one or more of Mr. Hussein’s Nominees, at Mr. Hussein’s sole discretion, in order to elect as many of Mr. Hussein’s Nominees as possible.  The proxy holders will not cumulate or cast your votes for any nominee from whom you have withheld authority to vote.  A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees to the Board, ABSTAIN on the Say on Pay Proposal, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

You are being asked to elect the Nominees. The enclosed GOLD proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees.  You can only vote for the Company’s nominees by signing and returning a proxy card provided by QSII.  Mr. Hussein intends to vote all of his Shares in favor of the Nominees.

QUORUM; DISCRETIONARY VOTING

The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the outstanding Shares on the Record Date is required to constitute a quorum for the transaction of business at the Annual Meeting.   Votes withheld for director nominees and abstentions on the other proposals to be considered at the Annual Meeting will be counted in determining whether a quorum has been reached, but the failure to execute and return a proxy will result in a shareholder not being considered present at the meeting. Broker non-votes will be counted as present for purposes of determining the existence of a quorum.

Shares held by brokers, banks or nominees (i.e. in “street name”) may not be voted by such brokers, banks or nominees on the proposal to elect directors or the proposal or the Say on Pay Proposal unless the beneficial owners of such Shares provide them with instructions on how to vote.  Shares held by brokers, banks or nominees may be voted by such brokers, banks or nominees on the proposal to ratify the appointment of PricewaterhouseCoopers LLP if the beneficial owners of such Shares do not provide them with instructions on how to vote.

VOTES REQUIRED FOR APPROVAL

Election of Directors.  Only nine directors may be elected at the Annual Meeting. The directors elected will be the nine nominees that receive the highest number of “FOR” votes cast at the Annual Meeting by shareholders present, in person or by proxy, and entitled to vote.

If a shareholder wishes to cumulate his or her votes, he or she should multiply the number of votes he or she is entitled to cast by nine (the number of directors to be elected) to derive a cumulative total and then write the number of votes for each director next to each director’s name on the proxy card.  The total votes cast in this manner may not exceed the cumulative total.

If a shareholder does not wish to cumulate votes for directors, he or she should indicate a vote “FOR” the nominees or a “WITHHOLD” vote with respect to the nominees, as provided on the proxy card.  A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Say on Pay Proposal.  The vote presented in Proposal 2 is an advisory vote, and therefore, is not binding on the Company, its Compensation Committee or the Board.  According to the Company’s proxy statement, this proposal will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

Vote required for the ratification of the appointment of PricewaterhouseCoopers LLP.  According to the Company’s proxy statement, this proposal will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Mr. Hussein in care of Phoenix Advisory Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 18111 Von Karman Avenue, Suite 700, Irvine, California 92612, or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, Mr. Hussein requests that either the original or photostatic copies of all revocations be mailed to Mr. Hussein in care of Phoenix Advisory Partners at the address set forth on the back cover of this Proxy Statement so that Mr. Hussein will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, Phoenix Advisory Partners may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Mr. Hussein.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Mr. Hussein has entered into an agreement with Phoenix Advisory Partners for solicitation and advisory services in connection with this solicitation, for which Phoenix Advisory Partners will receive a fee not to exceed $50,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Phoenix Advisory Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Mr. Hussein has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  Mr. Hussein will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Phoenix Advisory Partners will employ up to 15 persons to solicit shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Mr. Hussein. Costs of this solicitation of proxies are currently estimated to be approximately $___________.  Mr. Hussein estimates that through the date hereof the aggregate expenses in connection with this solicitation is approximately $_____.  Mr. Hussein intends to seek reimbursement from the Company of all expenses he incurs in connection with this solicitation.  Mr. Hussein does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

OTHER PARTICIPANT INFORMATION

Mr. Hussein and the Nominees are participants in this solicitation.  The principal occupation of Mr. Hussein, is serving as the Chairman of the Board of Directors of National Investment Company, Cairo, Egypt, a company he founded in 1996.

As of the date hereof, Mr. Hussein beneficially owns 9,333,700 Shares.  Dr. Brennan owns 12,500 Shares, which includes 7,500 Shares underlying options.  Except for Mr. Hussein and Dr. Brennan, none of the other Nominees own any Shares.   Each of the Nominees and Mr. Hussein disclaims being a member of a group as a result of Mr. Hussein’s nomination of the Nominees for election to the Board at the Annual Meeting, their efforts to solicit proxies, or otherwise.  For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which the participant in this solicitation or any of his associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  Except as set forth below, with respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

Mr. Mueller served as Chairman of the Board from 2006 to 2008 and as Chief Executive Officer of Idearc Inc. for approximately 8 days in 2008.  Idearc Inc. filed for bankruptcy in 2009, approximately one (1) year after Mr. Mueller had resigned from the Board.

Mr. Cline was a director and the President and Chief Strategy Officer of the Company from November 2009 until December 2011. On July 29, 2011, Mr. Cline and the Company entered into a Separation Agreement and General Release of All Claims (“Retirement Agreement”) concerning Mr. Cline’s resignation from the Company.  Under the terms of the Retirement Agreement, Mr. Cline received all unpaid base salary and a pro-rata bonus payment equal to two-thirds of the cash bonus amount the Company would have paid to Mr. Cline under the Company’s 2012 Compensation Program.  Mr. Cline also forfeited all outstanding and unexercised stock options.  Accordingly,   during the Company’s last fiscal year, Mr. Cline received compensation from the Company consisting of approximately $1,130,056.  As of the date hereof, Mr. Cline does not directly own any shares of Common Stock.  He remains subject to a Separation Agreement and General Release of All Claims agreement with the Company.

For service as a director on the Board during the last fiscal year, each of Dr. Brennan and Mr. Hussein received (1) $80,000 in cash compensation, and (2) stock awards valued at $79,300.  Each of Dr. Brennan and Mr. Hussein have been granted options pursuant to the Company’s option arrangement.  Dr. Brennan currently serves on the compensation committee of the Board.

Kim Cline, Executive Vice President, Professional Services, of NextGen Healthcare, a subsidiary of the Company, is the sister of Mr. Cline.  Kim Cline earned approximately $308,865 in salary and bonus for the fiscal year 2011.

OTHER MATTERS AND ADDITIONAL INFORMATION

OTHER MATTERS

Mr. Hussein is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Mr. Hussein is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as a proxy on the enclosed GOLD proxy card will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS

According to the Company’s proxy statement, the Company has two separate and distinct rules concerning the timing of submission of shareholder proposals:

SEC Regulation.  Pursuant to Rule 14a-8 of the SEC, proposals by shareholders that are intended for inclusion in the Company’s proxy statement and proxy and to be presented at the Company’s next annual meeting must be received by the Company by March 1, 2013, in order to be considered for inclusion in the Company’s proxy materials. Such proposals should be addressed to the Company’s Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the SEC governing shareholder proposals.

Company Bylaws.  Under the Company’s Bylaws, for all proposals by shareholders (including nominees for director) to be timely, a shareholders’ notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 60 days nor more than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or public disclosure of the date of the scheduled annual meeting is given or made, then notice by the shareholder, to be timely, must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. The shareholder notice must also comply with certain other requirements set forth in the Company’s Bylaws, a copy of which may be obtained by written request delivered to the Company’s Secretary.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2013 annual meeting of shareholders is based on information contained in the Company’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by Mr. Hussein that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

MR. HUSSEIN HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  ALTHOUGH MR. HUSSEIN DOES NOT HAVE ANY KNOWLEDGE INDICATING THAT ANY STATEMENT MADE BY MR. HUSSEIN HEREIN IS UNTRUE, MR. HUSSEIN DOES NOT TAKE ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF STATEMENTS TAKEN FROM PUBLIC DOCUMENTS AND RECORDS THAT WERE NOT PREPARED BY OR ON HIS BEHALF, OR FOR ANY FAILURE BY THE COMPANY TO DISCLOSE EVENTS THAT MAY AFFECT THE SIGNIFICANCE OR ACCURACY OF SUCH INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

AHMED D. HUSSEIN

_____________, 2012

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale

MURRAY F. BRENNAN, M.D.1

1,000	08/11/2010

PATRICK B. CLINE

15,000	02/01/2011
(10,000)	02/01/2011
45,000	05/31/2011
7,736	06/10/2011
(7,736)	06/10/2011
32,014	06/27/2011
3,000	06/27/2011
(53,764)	06/27/2011
1,500	06/30/2011
(3,000)	11/28/2011

THOMAS R. DIBENEDETTO

None.

IAN A. GORDON

None.

1 Represents award of restricted stock units. Dr. Brennan has not made any purchases or sales in the Shares during the past two (2) years.

I-1

AHMED D. HUSSEIN2

1,000	08/11/2010
1,000	08/11/2011
2,500	08/18/2011
5,000	08/18/2011
5,000	08/18/2011
20,000	08/18/2011
14,000	08/18/2011
2,500	11/10/2011

JOHN M. MCDUFFIE

None.

JOHN J. MUELLER

None.

2
Mr. Hussein has not made any direct purchases or sales in the Shares during the past two years.  The transactions reported here are the result of acquisitions of Shares due to the exercise of options under the Company’s director compensation plan, as reported in Form 4s filed with the SEC.

I-2

SCHEDULE II

The following table is reprinted from the Company’s proxy statement filed with the Securities and Exchange Commission on ________________, 2012, except with respect to the ownership of FMR LLC, which has been deleted from the table as a result of its Schedule 13G filed on June 11, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of the record date, June 18, 2012, by:

•	each of our directors and director nominees;

•	each of our “named executive officers” identified in the “Summary Compensation Table for Fiscal Year Ended March 31, 2012” contained in this proxy statement;

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.  To our knowledge, unless indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  Except as indicated in the footnotes to the table below, shares of common stock underlying options, if any, that currently are exercisable or are scheduled to become exercisable for shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.  Percentage of beneficial ownership is based on 59,342,817 shares of common stock outstanding as of the record date, June 18, 2012.

Unless otherwise indicated, the address of each of the beneficial owners named in the table is c/o Quality Systems, Inc., 18111 Von Karman Avenue, Suite 700, Irvine, California 92612.  Messrs. Barbarosh, Bristol, Pflueger, Plochocki, Razin and Rosenzweig and Ms. Spivack are current directors of our company and are director nominees.  Messrs. Hussein and Brennan are current directors but, for reasons described above under the discussion of Proposal No. 1, Election of Directors, were not renominated for election as directors.  Mr. Davis, who is not a current director, is a director nominee.  Messrs. Plochocki, Holt, Decker, Neufeld and Sandler are our named executive officers.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Sheldon Razin	10,209,010	(1)	17.2%
Ahmed D. Hussein	9,333,700		15.7%
Craig A. Barbarosh	5,542		*
Murray F. Brennan, M.D.	12,500	(2)	*
George H. Bristol	13,250	(3)	*
Mark H. Davis	—		—
D. Russell Pflueger	35,250	(4)	*
Steven T. Plochocki	12,800	(5)	*
Lance Rosenzweig	—		—
Maureen A. Spivack	3,000		*
Scott Decker	32,600	(6)	*
Paul A. Holt	9,900	(7)	*
Donn E. Neufeld	9,464	(8)	*
Monte Sandler	7,534	(9)	*
All directors and executive officers as a group (16 persons)	19,697,650	(10)	33.1%
_________________

II-1

*	Represents less than 1.0%.

(1)	Includes 27,500 shares underlying options.

(2)	Includes 7,500 shares underlying options.

(3)	Includes 7,500 shares underlying options.

(4)	Includes 27,500 shares underlying options.

(5)	Includes 4,800 shares underlying options.

(6)	Includes 23,600 shares underlying options.

(7)	Includes 2,400 shares underlying options.

(8)	Includes 3,600 shares underlying options.

(9)	Includes 4,634 shares underlying options.

(10)	Includes 120,134 shares underlying options.

II-2

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give Mr. Hussein your proxy FOR the election of Mr. Hussein’s Nominees by taking three steps:

•	SIGNING the enclosed GOLD proxy card,

•	DATING the enclosed GOLD proxy card, and

•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Phoenix Advisory Partners at the address set forth below.

Phoenix Advisory Partners
110 Wall Street, 27th floor
New York, NY 10005
Shareholders call toll-free: (800) 581-4729
Banks and Brokers call collect:  (212) 493-3910

PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED JUNE 27, 2012

GOLD PROXY CARD

QUALITY SYSTEMS, INC.

2012 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF AHMED D. HUSSEIN

THE BOARD OF DIRECTORS OF QUALITY SYSTEMS, INC.
IS NOT SOLICITING THIS PROXY

P       R            O            X            Y

The undersigned appoints Mr. Hussein and _____________, attorneys and agents with full power of substitution to vote all shares of common stock of Quality Systems, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2012 Annual Meeting of Shareholders of the Company scheduled to be held at The Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612 at 1:00 p.m., local time, on Thursday, August 16, 2012, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxy, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxy or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Mr. Hussein a reasonable time before this solicitation.  Shareholders have the right to vote cumulatively in Proposal No. 1 and, unless otherwise instructed, the shares represented by this Proxy will be voted cumulatively in favor of one or more of the nominees, at the proxy holders’ sole discretion, in order to elect as many of the nominees as possible.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 3 AND “ABSTAIN” ON PROPOSAL 2.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting

Mr. Hussein’s Proxy Statement and this GOLD proxy card are available at
_____________________________

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

DR. HUSSEIN RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW IN PROPOSAL NO. 1

[X] Please mark vote as in this example

1.	DR. HUSSEIN’S PROPOSAL TO ELECT DIRECTORS:

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Murray F. Brennan, M.D. Patrick B. Cline Thomas R. DiBenedetto Ian A. Gordon Dr. Ahmed D. Hussein Lieutenant General (Ret) John M. McDuffie John J. Mueller	[ ]	[ ]	[ ] ______________ ______________
Unless you specify different directions with respect to cumulative voting, this Proxy authorizes the proxy holders to cumulate votes that the undersigned is entitled to cast at the Annual Meeting.  Accordingly, unless otherwise instructed in accordance with the foregoing, the shares represented by this Proxy will be voted cumulatively in favor of one or more of the nominees listed above, at the proxy holders’ sole discretion, in order to elect as many of the nominees listed above as possible.  The shares represented by this Proxy will not be cumulated with respect to any nominee for whom the authority to vote has been withheld.

2.	THE COMPANY’S PROPOSAL TO APPROVE THE NON-BINDING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION, OFTEN REFERRED TO AS “SAY ON PAY”:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	THE COMPANY’S PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2013:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.